UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K/A
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 February 28, 2001

                          Internet Golf Association, Inc.
             (Exact name of registrant as specified in its charter)


Colodrado                             0-29785                      91-1948329
(State or other jurisdiction of       (Commission File Number)    (IRS Employer
incorporation)                                                   Identification
                                                                      Number)

       24921 Dana Point Harbor Drive, Suite B-200, Dana Point, California 92629
                    (Address of principal executive offices)

                                 (949) 493-9546
                         (Registrant's telephone number)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Board of Directors of the Company has approved by a unanimous written consent in lieu of a meeting, the engagement of Larry O'Donnell, Certified Public Accountant as the Company's independent auditor, effective as of January 15, 2001, for the fiscal year ending December 31, 2000 to replace the firm of Corbin & Wertz, which was dismissed as auditor of the Company on January 17, 2001. The report of Corbin & Wertz on the Company's Consolidated financial statements for the six month period ended June 30, 2000 and for the year ended December 31, 1999 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles except that it included an explanatory paragraph stating that the financial statements had been prepared assuming that the Company would continue as a going concern and that there was substantial doubt about its ability to continue as a going concern.

In connection with the audit of the Company's consolidated financial statements for the for the six month period ended June 30, 2000 and for the year ended December 31, 1999 and any subsequent interim period preceding the date of the change, there were no disagreements with Corbin & Wertz on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Corbin & Wertz would have caused Corbin & Wertz to make reference to these matters in their report. The Company has received from Corbin & Wertz a letter addressed to the Commission stating whether it agrees with the above statements which has been enclosed as Exhibit 16.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Not applicable.

         (b)      Not applicable.

         (c) Exhibits. The following exhibit is filed as part of this report:

16.1 Letter, dated February 28, 2001, from Corbin & Wertz to the Securities and Exchange Commission.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2001            Internet Golf Association, Inc..

                                   By: /s/ Vince Castagnola
                                       -----------------------------------------
                                       Vince Castagnola, Chief Executive Officer